UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported) December 17, 2004
                                                        -----------------

                                 CopyTele, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


                1-11254                                  11-2622630
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        (Commission File Number)               (IRS Employer Identification No.)


    900 Walt Whitman Road, Melville, NY                         11747
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  (Address of Principal Executive Offices)                    (Zip Code)


                                 (631) 549-5900
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01    Other Events.
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CopyTele, Inc., in connection with the audit of its financial statements for the fiscal year ended October 31, 2004, has determined that a former accounting employee embezzled funds in the amount of approximately $190,000. CopyTele has conducted an internal investigation, as a result of which CopyTele believes it has identified the extent of the fraudulent activity. CopyTele anticipates recovering all or substantially all of the embezzled funds through insurance and from other parties, although such insurers and other parties are conducting their investigations and have not yet confirmed their liability. CopyTele has changed certain of its internal controls to help ensure against such fraudulent activity in the future. In addition, CopyTele, through counsel, is in the process of selecting an accounting firm to conduct an independent investigation, as well as to recommend any further changes to CopyTele's internal controls that may be warranted.

CopyTele has terminated the employee and filed a criminal complaint against him, and will seek to recover funds from him. Based on its internal investigation, CopyTele believes that all of such fraudulent activity took place during fiscal 2004. In addition, based on the results of its internal investigation and the expected recoveries, CopyTele does not believe that the fraudulent activity had a material effect on its previously issued financial statements.

In addition to its internal investigation, CopyTele's Board of Directors, through counsel, is in the process of selecting an accounting firm to conduct an independent investigation, including to investigate (i) the facts and circumstances giving rise to the fraudulent activity, (ii) whether such employee engaged in fraudulent transactions other than those CopyTele has already identified, and (iii) whether any other employees were involved in the known fraudulent activity. The accounting firm will also review, and make recommendations to CopyTele concerning, whether there are additional weaknesses in internal controls relating to the areas in which the former employee was involved.

CopyTele has reviewed its internal controls in light of this fraudulent activity and, as an initial step to prevent any future such fraudulent activity, has modified its internal controls to further segregate control of cash. CopyTele may take further actions to improve its internal controls upon receiving the report of the accounting firm. However, there can be no assurance that CopyTele's controls and procedures will prevent all errors or fraud.



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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 COPYTELE, INC.

                                                 By: /s/ Denis A. Krusos
                                                     -------------------
                                                 Denis A. Krusos
                                                 Chairman of the Board,
Date: December 17, 2004                          Chief Executive Officer




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